Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Landstar System, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-190411, No. 333-68454, No. 333-68452, and No. 333-175890) on Form S-8 of our reports dated February 18, 2022, with respect to the consolidated financial statements of Landstar System, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Jacksonville, Florida

February 18, 2022